Exhibit 10.29

As of November 4, 2005

Boulder Specialty Brands, Inc.

6106 Sunrise Ranch Drive

Longmont, Colorado 80503

Citigroup Global Markets

388 Greenwich Street

32nd Floor

New York, New York 10013

Re:    Initial Public Offering

Ladies and Gentlemen:

The undersigned stockholder, vice chairman and director of Boulder Specialty Brands, Inc. (the “Company”), in consideration of Citigroup Global Markets Inc. (“Citigroup”) agreeing to act as sole bookrunner and lead manager of the initial public offering of the securities of the Company (“IPO”) and proceeding with the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 11 hereof):

1.    If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares owned by him in accordance with the majority of the votes cast by the holders of the IPO Shares.

2.    In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned (i) will take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable, (ii) waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company, including, without limitation, any distribution of the Trust Account (as defined in the Engagement Letter) as a result of such liquidation with respect to his Insider Shares (“Claim”), (iii) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company except as and to the extent an agreement is otherwise disclosed in the Company’s registration statement relating to the IPO or as described in paragraph 5 below, and (iv) will not seek recourse against the Trust Account for any reason whatsoever.

3.    In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to enter into with the Company the Non-Compete, Non-Solicitation and Right of First Refusal Agreement with respect to business opportunities described therein.

4.    The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders or underwriters associated with the IPO.

5.    None of the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

6.    None of the undersigned, any member of the family of the undersigned, or any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

7.    The undersigned will escrow his Insider Shares for the three year period commencing on the Effective Date subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8.    The undersigned agrees to serve as a vice chairman and director of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and Citigroup and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. The undersigned represents and warrants that:

(a)    he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)    he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c)    he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

9.    The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as a member of the board of directors of the Company.

10.    The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Citigroup and its legal representatives or agents (including any investigative search firm retained by Citigroup) any information they may have about the undersigned’s background and finances (“Information”). Neither Citigroup nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

11.    As used herein, (i) a “Business Combination” shall mean a stock exchange, asset acquisition or similar business combination with an operating business that is in the food and/or non-alcoholic beverage industries; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by Insiders prior to the IPO; and (iv) “IPO Shares” shall mean the shares of Common Stock sold as part of the units in the Company’s IPO.

12.    The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

ROBERT S. GLUCK
Print Name of Insider

/s/ ROBERT S. GLUCK
Signature

EXHIBIT A

Robert S. Gluck has been a vice chairman and a member of our board of directors since November 2005. Highlights of Mr. Gluck’s background include:

•	over 25 years’ experience as a senior financial executive, including 21 years spent with Bestfoods, formerly known as CPC International, and four years with Unilever United States, Inc.;

•	chief financial officer, senior vice president - finance and a member of the board of directors of Unilever U.S., a Unilever NV/Plc subsidiary with $11 billion in annual sales, where Mr. Gluck had overall responsibility for accounting, financial reporting, payroll, pensions and investments, tax and real estate activities, and a coordinating role for investor relations, mergers and acquisitions, and internal audit function;

•	while with Bestfoods/CPC International from 1997 through 2000, he served as a member of the corporate board finance committee that oversaw investment of annual funds flow of over $1 billion, and where he was responsible for mergers and acquisitions, joint ventures, and peer group performance reviews;

•	served as a key member of the management team involved in the sale of Bestfoods to Unilever in 2000, which at that time set an all-time high for food company sale price multiples; and

•	intensive involvement in corporate and finance integration activities, strategic planning, cost reduction programs, capital expenditure plans, and analysis of competitive strategies.

Mr. Gluck joined CPC International in 1979 in finance and was appointed vice president of business development for CPC North America in 1988. In 1995, he was appointed as a vice president of finance of the Corn Products Division of CPC North America, where he led the strategic review that recommended a tax-free spin-off of this division to the parent company’s stockholders. He was appointed to the positions of vice president and treasurer of Bestfoods in 1997, where he served as a member of the corporate board finance committee and oversaw a variety of treasury activities in over 65 countries. In addition to serving as a key member of the management team that negotiated the sale of Bestfoods to Unilever in October 2000, while at Bestfoods Mr. Gluck also participated as a key member in the acquisitions of Arisco, Case-Swayne Foods and five other international food businesses that collectively required over $1.1 billion of total funding. From 2000 to 2004, Mr. Gluck served as the senior vice president and chief financial officer of Unilever United States, Inc. Since that time, Mr. Gluck has been providing consulting services to companies throughout the food industry through his consulting firm, Matthew Robert Associates, LLC, where he specializes in strategic planning, financial operations review, mergers and acquisitions, divestitures, competitive analysis and peer group benchmarking. Mr. Gluck holds a Bachelors degree in marketing from the New York Institute of Technology and an MBA in finance from St. John’s University. He is a member of Financial Executives Institute, the Association for Corporate Growth, the Food Marketing Institute, and the National Restaurant Association.

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